Exhibit 99.1

Del Global Technologies Announces the Sale of Its Del Medical Imaging Business to U.M.G., Inc.

ROSELLE, Ill.--Del Global Technologies Corp. (OTCBB: DGTC) (“Del Global” or “the Company”) and UMG, INC. (“UMG”) have completed the transaction to sell certain assets and the product lines of Del Medical Imaging from Del Global to UMG. The transfer of ownership was finalized on November 24, 2009. The name of the new entity is Del Medical, Inc. and will remain at its current location in Roselle, IL.

“UMG intends to continue to run Del Medical, Inc. as a wholly-owned subsidiary, enhance the existing product line and maintain the collective current channels of distribution. We are proud to bring the Del Medical product lines under the UMG umbrella. We will continue to offer the same quality and reliability of Del Medical products that our customers have come to expect. Please visit us at this years RSNA in the South Hall at Del Booth # 3247 and UMG Booth # 6408.“ says Toufic Lorenzo, President & CEO of UMG.

“We are pleased that we have found a home with UMG for the Del Medical U.S. imaging business that will provide for it to grow and prosper. The transaction does not include our Villa subsidiary in Italy,” said John Quicke, President and CEO of Del Global. He added, “Del Global will now focus its efforts on growing Villa in the international imaging markets and the power supply business through its RFI business unit. The Company’s headquarters will be moved from Chicago to RFI’s facility in Bay Shore, NY.”

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical and dental applications through its Milan, Italy based Villa Sistemi Medicali S.p.A. business. The Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications. The Company’s web site is www.delglobal.com.

ABOUT U.M.G., INC.

UMG Inc., a privately held company headquartered in Harrison, New York, is a master distributor of digital and analog medical imaging products to the private practice, non-hospital, market place. It distributes FujiFilm USA medical x-ray film and Computed Radiography (CR) systems, Konica-Minolta CR systems, UltraRad PACS products, and Carestream medical x-ray film to a network of over 350 U.S. imaging dealers. In addition to its medical products, UMG also private labels dental x-ray film for major U.S. dental distributors. The company has been involved in the medical x-ray business since its formation in 1985. Requests for information regarding UMG Inc. should be directed to info@umgxray.com

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

Contact:

DEL GLOBAL TECHNOLOGIES CORP.
John J. Quicke
Chief Executive Officer
(847) 288-7065

or

Mark A. Zorko
Chief Financial Officer
(847) 288-7003

or

U.M.G., Inc.
Toufic Lorenzo
Chief Executive Officer
914.835.4600